UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	July 12, 2004
TRUE RELIGION APPAREL, INC.
(Exact name of registrant as specified in its charter)
Nevada	333-72802	98-0352633
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1525 Rio Vista Avenue, Los Angeles, California 90023
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code		323-266-3072
201 East Arena Street, El Segundo, California 90245
(Former name or former address, if changed from last report)

Item 5. Other Events and Regulation FD Disclosure.

On July 12, 2004 we entered into a letter agreement with Tonga Finance and Trading AG and Romofin AG (the "Companies") to extend the term of the 900,000 shares held by the Companies by 60 days from July 12, 2004 to September 10, 2004. The warrants are exercisable at $1.11 per share.

As of June 12, 2004 the address of our principal executive office has changed to 1525 Rio Vista Avenue, Los Angeles, California 90023. Our telephone number changed to 323.266.3072 and our fax number changed to 323.266.8060.

Item 7. Financial Statements and Exhibits.

10.1 Letter agreement dated July 12, 2004 between True Religion Apparel, Inc., Tonga Finance and Trading AG and Romofin AG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE RELIGION APPAREL, INC.

/s/ Jeffrey Lubell
Jeffrey Lubell
President and Chief Executive Officer

Date: July 12, 2004